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                                                                 Exhibit 23.2








                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



         We do hereby consent to the use of our name in "Item 2. Properties" of the Annual Report on Form 10-K of Stone Energy Corporation (the "Company") for the year ended December 31, 1996 (the "Form 10-K"), and the incorporation by reference of the Form 10-K into the Company's Registration Statement on Form S-8 (Registration No. 33-67332), and the incorporation by reference of the Form 10-K into the Company's Registration Statement on Form S-3 (Registration No. 33-72236).


                                          ATWATER CONSULTANTS, LTD.



                                          By:  /s/ O.R. Carter
                                             ---------------------------------
                                                   O.R. Carter
                                               Co-Chairman, Board of Directors

New Orleans, Louisiana
March 26, 1997